UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2008 (October 12, 2008)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 12, 2008, Network Engines, Inc. (the “Company”) entered into an Executive Retention Agreement (the “Retention Agreement”) with Mr. Charles N. Cone, III, the Company’s Senior Vice President of Sales and Marketing.

The Company had previously entered into an Employment Agreement with Mr. Cone effective October 11, 2007, in connection with the Company’s acquisition of Alliance Systems, Inc., on the same date. The term of the Employment Agreement ended on October 11, 2008, in accordance with the terms of that agreement. The Company and Mr. Cone entered into the Retention Agreement in lieu of extending the Employment Agreement.

The Retention Agreement is not an employment contract and does not specify any terms or conditions of employment. It provides for certain severance benefits to Mr. Cone in the event his employment is terminated under specified circumstances, including those following a Change in Control of the Company, as defined in the Retention Agreement.

The Retention Agreement takes effect upon execution and expires on the earlier of (a) December 31, 2010 or (b) the termination of Mr. Cone’s employment with the Company prior to the occurrence of a Change in Control; provided that it is subject to automatic one-year extensions unless prior notice of termination is given by the Company. Mr. Cone is entitled to the severance benefits provided for therein if a Change in Control occurs during the term of his Retention Agreement and his employment is terminated under specified circumstances within 12 months after such Change in Control, and he is entitled to the severance benefits provided for therein if his employment is terminated without a Change in Control.

The Retention Agreement provides Mr. Cone with specified severance benefits including twelve months of his salary at a specified rate, medical and dental benefits, and accelerated vesting of all of his outstanding stock options if a Change of Control occurs during the term of the Retention Agreement and his employment is terminated under specified circumstances within twelve months after such Change in Control.

The Retention Agreement also provides Mr. Cone with specified severance benefits including six months of his salary at a specified rate and medical and dental benefits if his employment is terminated under specified circumstances without a Change in Control.

The foregoing description is subject to, and qualified in its entirety by, the Retention Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Executive Retention Agreement with Mr. Charles N. Cone, III

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES INC

Date: October 17, 2008	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary